EXHIBIT 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

AND WAIVER

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER (this “Amendment”) is entered into as of August 5, 2008, between NATUS MEDICAL INCORPORATED, a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS Borrower is currently indebted to Bank pursuant to the terms and conditions of the Amended and Restated Credit Agreement, dated as of November 28, 2007 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”), between Borrower and Bank;

WHEREAS Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect such changes;

WHEREAS Borrower has informed Bank that it has, in violation of the aggregate $10,000,000 limitation set forth in clause (e) of the definition of “Permitted Investments,” invested approximately $16,200,000 in Subsidiaries formed or acquired after the Closing Date and acquisitions of assets of other Persons constituting business units of such Person (the “Investment Default”);

WHEREAS Borrower has requested that Bank waive the Investment Default;

WHEREAS Borrower has informed Bank that is has acquired all of the equity interests in Sonamed (as such term is defined in the Credit Agreement as amended by this Amendment) and, Sonamed did not execute a Guaranty or security agreement within the required timeframes set forth in Section 6.12 (the “Sonamed Default”); and

WHEREAS Borrower has requested that Bank waive the Sonamed Default;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank has agreed to provide a waiver for the Investment Default and a waiver for the Sonamed Default subject to the terms and conditions provided herein and Bank and Borrower hereby agree that the Credit Agreement shall be amended as follows; provided that nothing contained herein shall terminate any security interests, guaranties, subordinations or other documents in favor of Bank, all of which shall remain in full force and effect unless expressly amended hereby:

Section 1. Definitions. Each capitalized term used but not otherwise defined herein has the meaning assigned to it in the Credit Agreement.

Section 2. Amendments to Credit Agreement. Subject to Section 4 hereof, the Credit Agreement is hereby amended as follows:

(a) The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Applicable Rate” means, from time to time, with respect to any Base Rate Loan, or LIBOR Loan, or with respect to the Unused Commitment Fees payable pursuant to Section 2.7(a), as the case may be, the applicable rate per annum set forth below (expressed in basis points) under the caption “LIBOR Spread,” “Base Rate Spread” or “Unused Commitment Fee Rate,” as the case may be, based upon, subject to Section 2.6(d), the Leverage Ratio as set forth in the most recent Compliance Certificate received by Bank pursuant to Section 5.1(b)(vii) or Section 6.3(d), as applicable:

Tier	Leverage Ratio	LIBOR Spread	Base Rate Spread	Unused Commitment Fee Rate
1	Greater than 1.00	200.00	0.00	30.00
2	Less than 1.00 but greater than 0.50	175.00	0.00	20.00
3	Less than 0.50	150.00	0.00	12.50

“Interest Payment Date” means: (a) with respect to (i) a LIBOR Loan, the last day of each Interest Period applicable thereto; provided that, if any such Interest Period exceeds three months, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date; and (ii) a Base Rate Loan, the last Business Day of each calendar month; and (b) in the case of Revolving Credit Loans, the Revolving Credit Maturity Date.

“Interest Period” means, as to each LIBOR Loan, the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower in its related Loan Notice; provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period for any Revolving Credit Loan shall extend beyond the Revolving Credit Maturity Date.

“Loan” means any Revolving Credit Loan.

“Loan Documents” means this Agreement, the Revolving Line of Credit Note, the Security Agreement, the Guaranties, and each other contract, instrument and document required by or delivered to Bank in connection with this Agreement.

“Material Adverse Effect” means a material adverse effect on (i) the business operations or financial condition of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to repay all debt, principal, interest, expenses and other amounts owed to Bank by Borrower pursuant to this Agreement, the Revolving Line of Credit Note and the other Loan Documents, or to otherwise perform its material obligations under the Loan Documents, or (iii) Borrower’s interest in, or the value, perfection or priority of Bank’s security interest or lien in, the collateral described in Section 2.10 hereof.

“Note” means the Amended and Restated Revolving Line of Credit Note.

“Permitted Investments” means:

(a) Investments by Borrower existing as of the Closing Date and listed on Schedule 1.1-B;

(b) Investments by Borrower in (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any state thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Bank’s certificates of deposit maturing no more than one year from the date of investment therein, (iv) Bank’s money market accounts, and (v) in conformance with Borrower’s “Investment Policy,” as in effect on the Closing Date (or as amended from time to time, subject to the approval of Bank), a copy of which has previously been provided to Bank;

(c) Investments by Borrower consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business of Borrower;

(d) Investments by Borrower consisting of deposit accounts in which Bank has a first priority perfected security interest;

(e) Investments, in the aggregate not to exceed $10,000,000.00, by Borrower (i) in Subsidiaries formed or acquired after the Amendment Closing Date, so long as Borrower has 100% control of such Subsidiary immediately following the effectiveness of such acquisition, and/or (ii) constituting the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit;

(f) Investments by Borrower not to exceed at any time $250,000.00 in the aggregate consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors;

(g) Investments (including debt obligations) by Borrower not to exceed $50,000.00 in the aggregate outstanding at any time received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h) Investments by Borrower not to exceed $50,000.00 in the aggregate outstanding at any time consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to investments of Borrower in any Subsidiary;

(i) A Nine Million Dollar ($9,000,000.00) investment by Borrower in the stock of SonaMed Corporation, a Delaware corporation, pursuant to documentation, copies of which were provided to Bank on or before the Amendment Closing Date; and

(j) A Four Million Two Hundred Seventy Two Thousand Euro (€4,272,000.00) investment by Fischer-Zoth Diagnosesysteme GmbH, a company organized under the laws of Germany, in the assets of the neurology division of Schwarzer GmbH, a company organized under the laws of Germany, pursuant to documentation, copies of which were provided to Bank on or before the Amendment Closing Date

(b) The following definitions are hereby added to Section 1.1 of the Credit Agreement in a manner that maintains alphabetical order:

“Amended and Restated Revolving Line of Credit Note” has the meaning ascribed to such term in Section 2.1(a).

“Amendment Closing Date” means August 5, 2008.

“Sonamed” means Sonamed Corporation, a Delaware corporation.

(c) The following definitions in Section 1.1 of the Credit Agreement are hereby deleted in their entirety from the Credit Agreement without replacement: “Revolving Line of Credit Note”, “Term Borrowing”, “Term Loan”, “Term Maturity Date”, “Term Note”;

(d) Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Revolving Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make loans (each such loan, a “Revolving Credit Loan”) to Borrower from time to time on any Business Day during the Availability Period, not to exceed at any time the aggregate principal amount of Twenty Five Million Dollars ($25,000,000.00) (the “Revolving Line of Credit”), the proceeds of which shall be used for working capital and general corporate purposes. Borrower’s obligation to repay advances under the Revolving Line of Credit shall be evidenced by a promissory note dated August 5, 2008 (the “Amended and Restated Revolving Line of Credit Note”), in the form attached hereto as Exhibit A, all terms of which are incorporated herein by this reference.”

(e) Section 2.4(c) of the Credit Agreement is hereby amended by deleting the first occurrence of the phrase “or the Term Borrowing”;

(f) Section 2.4(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to the Revolving Credit Loans.”

(g) The text of Sections 2.1(b), 2.3, 2.5(a), and 2.5(c) are hereby deleted and replaced in each instance with “[Intentionally omitted.]”;

(h) Section 6.12(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Domestic Subsidiaries. By not later than (i) with respect to each Domestic Subsidiary in existence as of the Closing Date, the Closing Date, (ii) with respect to each Domestic Subsidiary (except Sonamed) formed or acquired on or after the Closing Date, twenty (20) calendar days after the formation or acquisition of such Domestic Subsidiary, and (iii) with respect to Sonamed, December 31, 2008, unless (a) on or before such date Sonamed has merged into Borrower or (b) on or before such date Borrower ceases to the be the owner of one hundred percent (100%) of the Equity Interests of Sonamed, then as of the date that Borrower ceases to be the owner of 100% of the Equity Interests of Sonamed, cause such Domestic Subsidiary to execute and deliver to Bank (X) a Guaranty in satisfaction of the requirements of Section 2.11 hereof, (Y) a security agreement in satisfaction of the requirements of Section 2.10 hereof and (Z) such other documents as Bank shall reasonably request, in form and substance satisfactory to Bank, evidencing the authority of such Domestic Subsidiary to execute and deliver such Guaranty and security agreement, and the incumbency of the Persons executing such Guaranty and security agreement on behalf of such Domestic Subsidiary.

(i) Each reference to “Notes” in the Credit Agreement is hereby deleted and replaced in each instance with “Note”;

(j) Each reference to “Revolving Line of Credit Note” is hereby deleted and replaced in each instanced with “Amended and Restated Revolving Line of Credit Note”;

(k) Exhibit A of the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto;

(l) Exhibit B of the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto; and

(m) Exhibit C of the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

Section 3. Waiver. Borrower has requested that Bank waive the Events of Default under Section 8.01(c) of the Credit Agreement resulting from the Investment Default and the Sonamed Default and, subject to the conditions set forth in Section 4 below, Bank hereby waives the Events of Default under Section 8.01(c) of the Credit Agreement resulting from the Investment Default and the Sonamed Default. The waivers set forth herein shall not extend to any matters other than the Events of Default under Section 8.01(c) of the Credit Agreement resulting from the Investment Default and the Sonamed Default. The waivers described in this Section 3 apply only to the specific events described herein and are not waivers of any subsequent breach of the same provisions or waivers of any breach of any other provision of the Credit Agreement.

Section 4. Conditions Precedent. This Amendment, including, without limitation the amendments to the Credit Agreement contained herein, shall become effective as of the date first set forth above (the “Effective Date”) upon satisfaction of all of the conditions set forth in this Section 4 to the satisfaction of Bank; provided that, in the event such conditions are not so satisfied, then this Amendment shall be of no further force and effect:

(a) Bank shall have received each of the following, duly executed and delivered by each of the applicable parties thereto:

(i) this Amendment together with the Consent and Reaffirmation attached hereto;

(ii) the Amended and Restated Revolving Line of Credit Note; and

(iii) such other documents as Bank may require under any other Section of this Amendment.

(b) No Event of Default or event which, with the giving of notice, the lapse of time or both would constitute an Event of Default, other than the Events of Default under Section 8.01(c) of the Credit Agreement resulting from the Investment Default and the Sonamed Default, shall have occurred and be continuing; and

(c) Borrower shall pay to Bank a non-refundable upfront fee for the Revolving Line of Credit provided hereunder equal to Twenty Five Thousand Dollars ($25,000.00).

Section 5. Interpretation. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document. The Recitals hereto, including the terms defined therein, are incorporated herein by this reference and acknowledged by Borrower to be true, correct and complete.

Section 6. Representations, Warranties and Covenants. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein (as amended hereby) as of the date of this Amendment. Borrower further certifies that as of the date of this Amendment there exists no Event of Default, other than the Events of Default under Section 8.01(c) of the Credit Agreement resulting from the Investment Default and the Sonamed Default, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

Section 7. Further Assurances. Borrower will make, execute, endorse, acknowledge, and deliver any agreements, documents, or instruments, and take any and all other actions, as may from time to time be reasonably requested by Bank to perfect and maintain the validity and priority of the liens and security interests granted to Bank pursuant to the Credit Agreement and the other Loan Documents and to effect, confirm, or further assure or protect and preserve the interests, rights, and remedies of Bank under the Credit Agreement (as amended hereby) and the other Loan Documents.

Section 8. Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Delivery of an executed counterpart of a signature page of this Amendment by telefacsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 9. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

NATUS MEDICAL INCORPORATED,		WELLS FARGO BANK,
a Delaware corporation		NATIONAL ASSOCIATION

By:		By:
Name:	Steven J. Murphy	Name:	Alicia Kachmarik
Title:	Vice President Finance and Chief Financial Officer	Title:	Assistant Vice President

EXHIBIT A

FORM OF

AMENDED AND RESTATED REVOLVING LINE OF CREDIT NOTE

$	, 2008

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to                     , or registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by Lender to Borrower pursuant to that certain Amended and Restated Credit Agreement, dated as of November 28, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), between Borrower and Lender.

Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Lender in Dollars in immediately available funds at Lender’s office at 3 Palo Alto Square, Suite 150, Palo Alto, California, or at such other place as the holder hereof may designate. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is the Note referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

NATUS MEDICAL INCORPORATED

By:
Steven J. Murphy
Vice President Finance and Chief Financial Officer